Exhibit 99.1

Press Release

MagnaChip Reports Third Quarter 2016 Financial Results

— 15% Sequential Revenue Growth Driven by Strong Demand Across the Board —

SEOUL, South Korea and SAN JOSE, Calif., October 27, 2016 — MagnaChip Semiconductor Corporation (“MagnaChip” or the “Company”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced financial results for the third quarter ended September 30, 2016.

Revenue for the third quarter of 2016 was $192.3 million, an increase of 15.1% compared to $167.1 million for the second quarter of 2016, and up 24.6% as compared to $154.4 million for the third quarter of 2015. The increase in sequential revenue was 4% higher than the top end of prior guidance and reflected across-the-board strength in customer demand for the Company’s foundry services, display and power products.

Foundry Services revenue in the third quarter of 2016 was $73.9 million, a sequential increase of 18.5%, marking the third consecutive quarter of growth. Revenue in the Standard Products Group was $118.3 million, a 13.1% sequential increase and the fourth consecutive quarter of growth. Standard Product Group revenue in the third quarter was at its highest level since 2012 and Foundry Services revenue rebounded to mid-2015 levels.

Gross profit was $39.1 million, or 20.4% as a percent of revenue for the third quarter of 2016. This compared with gross profit of $36.7 million, or 22.0%, for the second quarter of 2016 and $34.7 million, or 22.5%, for the third quarter of 2015. Foundry gross profit was 23.5% and Standard Products Group gross profit was 18.3% in the third quarter of 2016.

Net income, on a GAAP basis, for the third quarter of 2016 totaled $29.9 million or $0.86 per basic share and $0.85 per diluted share, as compared to net loss of $17.8 million or $0.51 per basic share for the second quarter of 2016 and a net loss of $57.1 million or $1.65 per basic share for the third quarter of 2015. Net income in the third quarter of 2016 was attributable primarily to a non-cash foreign exchange gain on the Company’s intercompany loans.

“Demand was strong across the board in the third quarter, with our Power, Display and Foundry businesses each recording a double digit gain in revenue as compared with the prior quarter,” said YJ Kim, Chief Executive Officer of MagnaChip. “Our foundry business was especially strong, and our fab utilization climbed to the highest level in more than three years.”

In commenting on the third quarter, Chief Financial Officer Jonathan Kim said, “We continued to execute on our strategy to increase fab utilization in order to reduce unit costs and prudently manage cash flows.” Mr. Kim added, “We now are implementing a comprehensive plan to improve gross profit margin.”

Adjusted Net Loss, a non-GAAP financial measure, for the third quarter of 2016 totaled $1.3 million or $0.04 per basic share, compared to Adjusted Net Loss of $1.9 million or $0.05 per basic share in the second quarter of 2016, and compared to Adjusted Net Loss of $10.4 million or $0.30 per basic share in the third quarter of 2015.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting MagnaChip’s business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Cash and cash equivalents totaled $75.4 million at the end of the 2016 third quarter, down from $83.9 million at the end of our 2016 second quarter.

As previously announced, the Board of Directors has established a Strategic Review Committee (“SRC”) to assist the Board in reviewing, considering and evaluating strategic alternatives that may be available to MagnaChip, including the potential sale of all or a substantial portion of the Company. The SRC continues to evaluate strategic alternatives but is not currently engaged in an active process of considering alternatives for the sale of the entire Company. The SRC will consider any strategic opportunities that arise in the future.

The following table sets forth information relating to our operating segments:

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net Sales
Foundry Services Group	$73,863	$71,471	$196,152	$224,953
Standard Products Group
Display Solutions	84,706	48,314	217,171	153,585
Power Solutions	33,619	34,406	93,750	102,238

Total Standard Products Group	118,325	82,720	310,921	255,823
All other	108	191	434	506

Total net sales	$192,296	$154,382	$507,507	$481,282

	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015
	Amount	% of Net Sales	Amount	% of Net Sales
Gross Profit
Foundry Services Group	$17,340	23.5%	$18,681	26.1%
Standard Products Group	21,691	18.3	15,827	19.1
All other	108	100.0	191	100.0

Total gross profit	$39,139	20.4%	$34,699	22.5%

	Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015
	Amount	% of Net Sales	Amount	% of Net Sales
Gross Profit
Foundry Services Group	$45,820	23.4%	$51,241	22.8%
Standard Products Group	64,836	20.9	53,216	20.8
All other	(519)	(119.6)	505	99.8

Total gross profit	$110,137	21.7%	$104,962	21.8%

Third Quarter and Recent Company Highlights

•	The Foundry Services Group and the Standard Products Group both recorded double-digit increases in revenue

•	Hosted its annual Foundry Technology Symposium in Taiwan

•	Selected by a leading Taiwanese fabless company to begin volume production on jointly developed power management IC

Business Outlook

For the fourth quarter of 2016, MagnaChip anticipates:

•	Revenue will be in the range of $174 million to $180 million, a sequential decline of 6% to 10%, reflecting a typical seasonal decline, but representing double-digit year-over-year growth.

•	Gross profit to be in the range of 22% to 24% as a percent of revenue, representing a sequential and year-over-year improvement.

Conference Call

MagnaChip will hold a conference call at 5 p.m. EDT today (October 27, 2016) to discuss the third quarter financial results. The conference call will be webcast live and is also available by dialing 1-216-562-0462. The conference ID number is 1615389 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. EDT start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com. A replay of the conference call will be available the same day and will run for 72 hours. The replay access number is 1-404-537-3406 or toll-free at 1-855-859-2056. The access code is 1615389.

About MagnaChip Semiconductor Corporation

MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer, communication, industrial and computing applications. The Company’s Standard Products Group and Foundry Services Group provide a broad range of standard products and manufacturing services to customers worldwide. MagnaChip, with a 30-year operating history, owns a portfolio of more than 3,500 registered and pending patents, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future operating and financial performance, including fourth quarter 2016 revenue and gross profit expectations. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 22, 2016 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Bruce Entin Investor Relations Tel. +1-408-625-1262 Investor.relations@magnachip.com	In Korea: Chankeun Park Director, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

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MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net sales	$192,296	$167,106	$154,382
Cost of sales	153,157	130,357	119,683
Gross profit	39,139	36,749	34,699
Gross profit %	20.4%	22.0%	22.5%
Operating expenses
Selling, general and administrative expenses	20,082	25,948	22,107
Research and development expenses	18,439	18,178	20,450
Total operating expenses	38,521	44,126	42,557
Operating income (loss)	618	(7,377)	(7,858)
Interest expense	(4,055)	(4,073)	(4,075)
Foreign currency gain (loss), net	33,174	(7,101)	(44,139)
Other income, net	887	1,007	256
Income (loss) before income tax expenses	30,624	(17,544)	(55,816)
Income tax expenses	758	272	1,250
Net income (loss)	$29,866	$(17,816)	$(57,066)
Earnings (loss) per common share:
- Basic	$0.86	$(0.51)	$(1.65)
- Diluted	$0.85	$(0.51)	$(1.65)
Weighted average number of shares - Basic	34,849,805	34,716,081	34,664,246
Weighted average number of shares - Diluted	35,302,706	34,716,081	34,664,246

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net income (loss)	$29,866	$(17,816)	$(57,066)
Adjustments:
Interest expense, net	3,996	4,001	4,023
Income tax expenses	758	272	1,250
Depreciation and amortization	6,539	6,228	6,399
EBITDA	$41,159	$(7,315)	$(45,394)
Restructuring and other	—	5,545	—
Equity-based compensation expense	1,462	968	393
Foreign currency loss (gain), net	(33,174)	7,101	44,139
Derivative valuation loss, net	32	8	270
Restatement related expenses	476	2,306	1,891
Adjusted EBITDA	$9,955	$8,613	$1,299

Net income (loss)	$29,866	$(17,816)	$(57,066)
Adjustments:
Restructuring and other	—	5,545	—
Equity-based compensation expense	1,462	968	393
Foreign currency loss (gain), net	(33,174)	7,101	44,139
Derivative valuation loss, net	32	8	270
Restatement related expenses	476	2,306	1,891
Adjusted net loss	$(1,338)	$(1,888)	$(10,373)
Adjusted net loss per common share:
- Basic / Diluted	$(0.04)	$(0.05)	$(0.30)
Weighted average number of shares – Basic / Diluted	34,849,805	34,716,081	34,664,246

We present Adjusted EBITDA and Adjusted Net Income (loss) as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) restructuring and other, (ii) equity-based compensation expense, (iii) foreign currency loss (gain), net, (iv) derivative valuation loss, net and (v) restatement related expenses. EBITDA for the periods indicated is defined as net income (loss) before interest expense, net, income tax expenses and depreciation and amortization. We prepare Adjusted Net Income (loss) by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income (loss) is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income (loss) for the periods as net income (loss), adjusted to exclude (i) restructuring and other, (ii) equity-based compensation expense, (iii) foreign currency loss (gain), net, (iv) derivative valuation loss, net, and (v) restatement related expenses.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$75,428	$90,882
Restricted cash	6,118	—
Accounts receivable, net	66,013	63,498
Inventories, net	72,056	57,619
Other receivables	5,931	31,932
Prepaid expenses	12,860	7,075
Hedge collateral	2,100	6,000
Other current assets	4,405	3,228
Total current assets	244,911	260,234
Property, plant and equipment, net	195,553	191,985
Intangible assets, net	3,229	2,629
Long-term prepaid expenses	12,435	12,117
Deferred income tax assets	249	238
Other non-current assets	7,038	6,897
Total assets	$463,415	$474,100
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$66,514	$55,476
Other accounts payable	12,332	10,961
Accrued expenses	58,284	76,721
Deferred revenue	12,780	10,060
Deposits received	—	8,165
Other current liabilities	2,920	5,128
Total current liabilities	152,830	166,511
Long-term borrowings, net	220,902	220,375
Accrued severance benefits, net	142,846	134,148
Other non-current liabilities	11,758	15,396
Total liabilities	528,336	536,430
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 41,566,019 shares issued and 34,987,254 outstanding at September 30 2016, and 41,147,707 shares issued and 34,568,942 outstanding at December 31, 2015	415	411
Additional paid-in capital	129,083	124,618
Accumulated deficit	(76,035)	(96,210)
Treasury stock, 6,578,765 shares at September 30, 2016 and December 31, 2015	(90,918)	(90,918)
Accumulated other comprehensive loss	(27,466)	(231)
Total stockholders’ deficit	(64,921)	(62,330)
Total liabilities and stockholders’ equity	$463,415	$474,100

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2016	September 30, 2015
Cash flows from operating activities
Net income (loss)	$29,866	$20,175	$(107,721)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	6,539	18,791	20,066
Provision for severance benefits	3,782	13,609	14,173
Amortization of debt issuance costs and original issue discount	180	527	491
Loss (gain) on foreign currency, net	(37,042)	(38,182)	65,730
Restructuring gain	—	(7,785)	—
Stock-based compensation	1,462	2,966	2,370
Other	257	421	(352)
Changes in operating assets and liabilities
Accounts receivable, net	(7,528)	977	8,672
Inventories, net	2,534	(9,412)	11,302
Other receivables	23,849	20,214	7,115
Other current assets	(1,613)	510	669
Deferred tax assets	(6)	31	367
Accounts payable	(691)	7,088	(18,894)
Other accounts payable	392	(4,764)	(10,199)
Accrued expenses	(24,000)	(22,087)	(32,731)
Other current liabilities	(2,505)	(3,869)	(686)
Deferred revenue	1,185	2,662	(1,236)
Other non-current liabilities	(751)	(1,412)	190
Payment of severance benefits	(1,076)	(14,178)	(7,905)
Other	(76)	(213)	141
Net cash used in operating activities	(5,242)	(13,931)	(48,438)
Cash flows from investing activities
Proceeds from settlement of hedge collateral	400	6,317	10,841
Payment of hedge collateral	(2,494)	(2,494)	(17,182)
Proceeds from disposal of plant, property and equipment	182	185	1,698
Purchase of plant, property and equipment	(5,511)	(11,345)	(4,250)
Payment for intellectual property registration	(276)	(754)	(550)
Collection of guarantee deposits	93	476	123
Payment of guarantee deposits	(174)	(185)	(670)
Other	1	9	179
Net cash used in investing activities	(7,779)	(7,791)	(9,811)
Cash flows from financing activities
Proceeds from issuance of common stock	1,502	1,502	3,434
Net cash provided by financing activities	1,502	1,502	3,434
Effect of exchange rates on cash and cash equivalents	3,033	4,766	20,891
Net decrease in cash and cash equivalents	(8,486)	(15,454)	(33,924)
Cash and cash equivalents
Beginning of the period	83,914	90,882	102,434
End of the period	$75,428	$75,428	$68,510